EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Ampio Pharmaceuticals, Inc.’s Registration Statements on Form S-8 (File No. 333-235853) and Form S-3 (File No. 333-217094) of our report dated March 18, 2019, relating to the financial statements, which includes an explanatory paragraph regarding the substantial doubt about Ampio Pharmaceuticals, Inc.’s ability to continue as a going concern, which appears in this Annual Report on Form 10-K.

/s/ Plante & Moran, PLLC

February 21, 2020
Denver, Colorado